UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2008 (May 2, 2008)
ALSERES PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

85 Main Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 497-2360
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Effective April 30, 2008, Alseres Pharmaceuticals, Inc., a Delaware corporation (the “Company”) entered into an option agreement (the “Agreement”) with BioAxone Therapeutic Inc., a Canadian corporation (“BioAxone”) pursuant to which the Company was granted an option to amend the License Agreement dated as of December 28, 2006 between the Company and BioAxone, as amended on March 23, 2007 (the “License”).
     The Agreement provides that the Company can exercise its option to amend certain terms of the License until the earlier of (a) sale or issuance of shares of capital stock of the Company, including the sale of debt that is convertible into shares of capital stock of the Company, which results in aggregate gross proceeds of not less than $25,000,000, and (b) one hundred eighty days from April 30, 2008. If the option is exercised, the Company will pay a fee of $7 million to BioAxone and the parties will enter into an amendment to the License.
     The amendment to the License will replace the existing milestone payments and royalty payments with a requirement that the Company pay $7 million to BioAxone on or before December 31, 2009, or upon BioAxone’s written request, if the Company assigns all of its rights and interest in and to the underlying licensed intellectual property (as defined in the License), prior to December 31, 2009. In addition, the amendment will provide that the Company will make royalty payments to BioAxone based on a percentage of annual net sales of certain products specified in the License for the treatment of acute spinal cord injury equal to 4% of such net sales and 1% of such net sales for all other products specified in the License for indications other than acute spinal cord injury, until the earlier of December 31, 2021 or the Royalty Expiration Date (as defined in the License).
     The amendment to the License will also provide that BioAxone will grant to the Company a fully paid-up, irrevocable, perpetual worldwide license to the underlying licensed intellectual property, and take steps to transfer to the Company certain ancillary intellectual property rights related thereto. In addition, the amendment will provide that BioAxone will release the Company from certain development and commercialization requirements imposed by the License.
     The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, a complete copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
     Frank Bobe, our Executive Vice President and Chief Business Officer, was a former Chairman and Chief Executive Officer at BioAxone.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alseres Pharmaceuticals, Inc.
Date: May 6, 2008	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Option Agreement, dated May 2, 2008, by and between Alseres Pharmaceuticals, Inc. and BioAxone Therapeutic Inc.